UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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VESPER HEALTHCARE ACQUISITION CORP.

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WWD

Behind HydraFacial’s $1 Billion Valuation

HydraFacial has released sales figures and they are higher than expected.

By Allison Collins

February 22, 2021

The HydraFacial Co. has publicly released sales figures, ahead of the company’s planned debut on the public markets.

HydraFacial makes a device that aestheticians can use to cleanse, exfoliate and hydrate clients’ skin. The procedure is best known for sucking gunk out of pores, which clients can then examine afterwards, if they choose.

In December, HydraFacial signed a $1.1 billion deal with Vesper Healthcare, a special purpose acquisition company cofounded by former Allergan chief executive officer Brent Saunders. That deal is set to close in the first half of this year, and would result in HydraFacial trading on the Nasdaq.

Ahead of that, HydraFacial released updated sales figures — the company said it expects net sales of $119 million for 2020, higher than the previously estimated $115 million. Those figures are down from the prior year, said chief financial officer Liyuan Woo in an interview, and the company is operating at less than 70 percent capacity.

The company has been operating at “reduced capacity” during the coronavirus pandemic, said HydraFacial CEO Clint Carnell, but has still seen “the Zoom effect” cause an increased focus on personal care.

“The attention around personal care service is stronger than it was pre-pandemic. So despite…a third of our market being shut down, despite the market that’s open being at a reduced capacity we were still able to post some impressive results,” he said.

In a standard year, HydraFacial normally sells between 3,000 and 4,000 new devices, which it calls delivery systems, and each generally produces between $5,000 to $6,000 in recurring revenue, Carnell said. For 2020, the company sold more than 2,000. Right now, HydraFacial is available in 87 countries with more than 15,000 delivery systems.

Over the past several years, HydraFacial has picked up popularity. Carnell credits that to a few factors, including a 2017 rebrand that positioned HydraFacial as “three steps, 30 minutes, the best skin of your life.”

“You look good immediately, and we show you the proof — the gunky — all for $150 to $200, is really powerful,” he said. HydraFacial also has a partnership with Sephora.

HydraFacial has developed close relationships with the esthetician community, who bring in around 40 percent of new customers. The company has experienced strong word-of-mouth buzz as well, which also accounts for 40 percent of new customers, Carnell said.

More recently, the company has started to ink brand partnerships, including with Clinique and Murad, where brand-created serums are used during the HydraFacial process. “We want to democratize [skin care] — make sure you have good skin care, and then personalize it based on what you need for your skin concerns of what you’re looking to do for your own health,” Carnell said.

Forward Looking Statements

This communication may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates and projections of the businesses of the Company or Edge Systems LLC d/b/a The HydraFacial Company (“HydraFacial”) may differ from their actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of the Company or HydraFacial and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve significant risks and uncertainties, that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of the Company and HydraFacial and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed transactions contemplated therein; (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Merger Agreement, including due to the failure to obtain approval of the stockholders of the Company or other conditions to closing in the Merger Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed transaction; (6) the inability to obtain or maintain the listing of the post-acquisition company’s common shares on Nasdaq following the proposed transaction; (7) the risk that the proposed transaction disrupts current plans and operations of HydraFacial as a result of the announcement and consummation of the proposed transaction; (8) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (9) costs related to the proposed transaction; (10) changes in applicable laws or regulations; (11) the possibility that HydraFacial may be adversely affected by other economic, business, and/or competitive factors; (12) the impact of the continuing COVID-19 pandemic on HydraFacial’s business and (13) other risks and uncertainties indicated from time to time in the final prospectus of the Company, including those under “Risk Factors” therein, and other documents filed or to be filed with the Securities and Exchange Commission (“SEC”) by the Company.

The Company cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company and HydraFacial do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Important Information about the Transaction and Where to Find It

In connection with the proposed transaction, the Company has filed a preliminary proxy statement with the SEC and plans to file a definitive proxy statement with the SEC. The Company’s stockholders and other interested persons are advised to read the preliminary proxy statement, the amendments thereto, and the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed transaction, as these materials will contain important information about the Company, HydraFacial and the proposed transaction. When available, the definitive proxy statement will be mailed to the stockholders of the Company as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: Vesper Healthcare Acquisition Corp., 1819 West Avenue, Bay 2, Miami Beach, FL 33139.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies of the Company’s stockholders with respect to the proposed transaction. A list of those directors and executive officers and a description of their interests in the Company will be filed in the proxy statement for the proposed business combination and available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed business combination when available.

HydraFacial and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement for the proposed business combination.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.